Exhibit 99.6

Tii Network Technologies, Inc.
and Porta Systems Corp.
Copper Products Division

Pro Forma Condensed Combined Financial Statements
Three Months Ended March 31, 2010 and
Year Ended December 31, 2009

INDEX TO PRO FORMA FINANCIAL INFORMATION

Tii NETWORK TECHNOLOGIES INC. AND PORTA SYSTEMS CORP. COPPER PRODUCTS DIVISION

Unaudited Pro Forma Condensed Combined Financial Statements:
Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	3
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2010	4
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2009	5
Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2010	6
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	7-8

TII NETWORK TECHNOLOGIES, INC.
INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of substantially all of the assets, exclusive of cash, and assumption of certain operating liabilities, primarily accounts payable and accrued expenses, of the Copper Products Division of Porta Systems Corp. (the “Copper Products Division”) by Tii Network Technologies, Inc. (the “Company”).  In accordance with Accounting Standards Codification 805, Business Combinations (ASC 805), the purchase price is required to be allocated among the fair values of the assets acquired and liabilities assumed.

We have derived the following unaudited pro forma condensed combined financial statements by applying pro forma adjustments to the historical financial statements of the Company and the Copper Products Division, such statements having been reviewed for the three months ended March 31, 2010 and audited for the year ended December 31, 2009.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009, are presented as if the acquisition was consummated on January 1, 2009 and combines the historical results of the Company and the Copper Products Division for the related three and twelve month periods then ended.  The unaudited pro forma condensed combined balance sheet gives effect to the proposed acquisition as if it occurred at the end of the most recent reporting period which is March 31, 2010.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with these unaudited pro forma condensed combined financial statements. We have based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We present the unaudited pro forma condensed combined financial statements for informational purposes only. The unaudited pro forma condensed combined statements of operations do not purport to represent what our results of operations would have been had the acquisition actually occurred on the dates indicated and they do not purport to project our results of operations for any future period. The unaudited pro forma condensed combined balance sheet does not purport to reflect what our financial condition would have been had the acquisition closed on the date indicated or for any future or historical period.

We are in the process of preparing an allocation of the purchase price to the assets that were acquired and the liabilities that were assumed, in accordance with ASC 805.  For purposes of these unaudited pro forma condensed combined financial statements, we have applied our preliminary estimate of purchase price and fixed asset adjustment to the accompanying condensed combined March 31, 2010 balance sheet, with the related balance being allocated to goodwill.  A final determination of the fair values of tangible and intangible assets acquired and liabilities assumed which will include an allocation to amortizable customer relationships acquired and reflect potential adjustments to inventories, deferred tax assets and/or any other assets and liabilities will be made at a later date.

TII NETWORK TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS For the Three Months Ended March 31, 2010 (Amounts in Thousands)

	Tii Network Technologies, Inc.	Porta Systems Corp. Copper Products Division	Pro Forma Adjustments (See Note 3)		Pro-Forma

Net sales	$7,743	$5,767	$-		$13,510
Cost of sales	4,552	4,465	(25)	(a)	8,992
Gross profit	3,191	1,302	25		4,518
Selling, general and administrative expenses	2,049	1,169	(45)	(a)	2,696
			(477)	(b)
Research and development expenses	385	229	(37)	(a)	577
Total operating expenses	2,434	1,398	(559)		3,273
Operating income (loss)	757	(96)	584		1,245
Interest income	6	-	(6)	(c)	-
Income (loss) before income taxes	763	(96)	578		1,245
Income tax expense	(300)	(47)	(111)	(d)	(458)
Net income (loss)	463	(143)	467		787
Foreign currency translation adjustments	-	(72)	-		(72)
Net comprehensive income (loss)	$463	$(215)	$467		715

Net income per common share:
Basic	$0.03				$0.05
Diluted	$0.03				$0.05

Weighted average number of shares outstanding:
Basic	13,595				13,595
Diluted	13,982				13,982

TII NETWORK TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS For the Year Ended December 31, 2009 (Amounts in Thousands)

	Tii Network Technologies, Inc.	Porta Systems Corp. Copper Products Division	Pro Forma Adjustments (See Note 3)		Pro-Forma
	(Audited)	(Audited)

Net sales	$27,437	$21,398	$-		$48,835
Cost of sales	18,193	17,121	(99)	(a)	35,215
Gross profit	9,244	4,277	99		13,620
Selling, general and administrative expenses	7,162	4,059	(176)	(a)	9,000
			(2,045)	(b)
Research and development expenses	1,590	832	(143)	(a)	2,279
Total operating expenses	8,752	4,891	(2,364)		11,279
Operating income (loss)	492	(614)	2,463		2,341
Interest income	15	-	(15)	(c)	-
Income (loss) before income taxes	507	(614)	2,448		2,341
Income tax (expense) benefit	(434)	570	(511)	(d)	(375)
Net income (loss)	73	(44)	1,937		1,966
Foreign currency translation	-	(589)	-		(589)
Net comprehensive income (loss)	$73	$(633)	$1,937		$1,377

Net income per common share:
Basic	$0.01				$0.10
Diluted	$0.01				$0.10

Weighted average number of shares outstanding:
Basic	13,582				13,582
Diluted	13,777				13,777

TII NETWORK TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET March 31, 2010 (Amounts in Thousands)

Assets	Tii Network Technologies, Inc.	Porta Systems Corp. Copper Products Division	Pro Forma Adjustments (See Note 3)		Pro-Forma

Current:
Cash and cash equivalents	$4,609	$-	$(150)	(e)	$4,459
Certificate of deposit	7,000	-	(7,000)	(e)	-
Accounts receivable, net	3,552	2,258	-		5,810
Inventories, net	10,161	3,846	-		14,007
Deferred tax assets, net	1,079	574	-		1,653
Other current assets	195	602	-		797
Total current assets	26,596	7,280	(7,150)		26,726

Property, plant and equipment, net	7,839	1,219	(203)	(e)	8,855
Deferred tax assets, net	7,554	-	-		7,554
Goodwill	-	-	5,320	(e)	5,320
Other assets, net	199	69	-		268
Total Assets	$42,188	$8,568	$(2,033)		$48,723

Liabilities and Stockholders’ Equity
Current:
Accounts payable	$2,841	$4,708	$-		$7,549
Accrued expenses and other	872	1,827	-		2,699
Total current liabilities	3,713	6,535	-		10,248

Commitments and contingencies

Stockholders’ Equity:
Common stock	142	-	-		142
Additional paid-in capital	43,218	-	-		43,218
Accumulated deficit	(4,604)	-	-		(4,604)
Treasury stock	(281)	-	-		(281)
Net assets to be sold	-	7,837	(7,837)	(e)	-
Accumulated other comprehensive loss	-	(5,804)	5,804	(e)	-
Total Stockholders’ Equity	38,475	2,033	(2,033)		38,475

Total Liabilities and Stockholders’ Equity	$42,188	$8,568	$(2,033)		$48,723

TII NETWORK TECHNOLOGIES, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS)

1.	The Merger and Basis of Presentation
On May 19, 2010, Tii Network Technologies, Inc. (the “Company”) acquired all of the assets, exclusive of cash, and assumed certain operating liabilities, primarily accounts payable and accrued expenses, of the Copper Products Division of Porta Systems Corp. (the “Copper Products Division”) for cash of approximately $8,150, subject to potential purchase price adjustments, as defined in the Asset Purchase Agreement.

The Copper Products Division is comprised of two wholly owned subsidiaries in the United Kingdom and Mexico, as well as domestic assets, liabilities, sales and expenses exclusively related to copper products and allocations of costs of Porta Systems Corp. not exclusively related to the copper products.

Concurrent with this acquisition, the Company sold, for approximately $1,000, also subject to purchase price adjustments, a majority interest in the acquired Mexican operations to its principal contract manufacturer who will operate this manufacturing facility.

2.	Preliminary Purchase Price Allocation
Under the purchase method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of the Copper Products Division based on their estimated fair values as of the closing date, giving effect to the concurrent sale to the principal contract manufacturer. The excess of the purchase price, if any, over the fair value of assets acquired and liabilities assumed is allocated to goodwill. As of the date of this filing, we are in the process of determining these fair values, as well as applicable purchase price adjustments.

For purposes of these unaudited pro forma condensed combined financial statements, we have applied our preliminary estimate of purchase price and fixed asset adjustment to the accompanying March 31, 2010 balance sheet, with the related balance being allocated to goodwill.  A final determination of purchase price adjustments and the fair values of tangible and intangible assets acquired and liabilities assumed, which will include an allocation to customer relationships acquired and reflect potentially material adjustments to inventories, deferred tax assets and/or any other assets or liabilities will be made at a later date.

TII NETWORK TECHNOLOGIES, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS)

An amount will be allocated to acquired customer relationships and amortized over the applicable estimated useful life. However, since the actual value of the customer relationships has not yet been determined, we have not reflected a related pro forma adjustment to amortization expense, which would include an applicable adjustment to the income tax provision, in the accompanying condensed combined statements of operations.

3.	Pro Forma Adjustments	(a)
To eliminate the salaries and benefits of five individuals terminated upon the Company’s acquisition of the Copper Products Division whose job functions were absorbed by the Company and will not be replaced.

		(b)	To eliminate general and administrative expenses allocated by Porta Systems Corp. to the Copper Products Division which were of a duplicative nature and will not be incurred by the Company.
		(c)	To eliminate interest income earned on cash equivalents used to fund the acquisition of the Copper Products Division.
(d)
To adjust income tax expense by applying the Company’s effective tax rate of 35.5% to the net income generated by combining the aforementioned pro forma adjustments with the Copper Products Division’s United States sourced actual loss incurred, which is included in the accompanying condensed combined statements of operations.  All of the aforementioned pro forma adjustments are United States sourced, and as such, had no impact on the foreign income, and related foreign tax expense, which is reflected in the accompanying condensed combined statements of operations.

(e)
To record the preliminary purchase price of the Copper Products Division, including the concurrent sale to the principal contract manufacturer, by adjusting the historical values of the Copper Products Division’s assets and liabilities to their estimated fair values, as described in Notes 1 and 2.